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EXHIBIT 99.1--Portion of Press Release dated June 27, 2001
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           REDBACK NETWORKS EXPECTS LOWER SECOND QUARTER 2001 RESULTS

SAN JOSE, Calif., June 27, 2001 - Citing a continuing weak global telecommunications market, Redback Networks Inc. (NASDAQ: RBAK) today announced that it expects revenue in the current fiscal quarter ending June 30, 2001 to be approximately $55 to $60 million. These projections are preliminary and subject to change as final orders are processed through the end of the quarter.

The Company expects to take a charge for excess and obsolete inventory and purchase commitments for the second quarter. Excluding acquisition-related charges, stock compensation charges, restructuring charges, the expected inventory charges, and asset impairment and other non-recurring charges, the company expects a pro forma loss of approximately $0.27 to $0.32 per share.

"We are in the midst of an unprecedented downturn in the telecommunications marketplace. Delayed network deployments by the largest carriers and service providers reduced overall order visibility." said Dennis P. Wolf, chief financial officer at Redback. "Coupled with the back end loading of our quarterly sales, it was extremely difficult to predict the resulting quarterly revenue shortfall. The lower than expected sales and a reduced outlook create an imbalance in inventory levels, requiring the inventory charge this quarter."

Redback will discuss its expected second fiscal quarter lowered expectations in an investor conference call today at 2:00 pm PST. The conference telephone number is (719) 457-2654. Replay information will be available at
(719) 457-0820, access code: 798485. Redback's fiscal second quarter 2001 earnings conference is scheduled for July 11th at 2:00 pm PST. The Company will review the quarter, as well as the full year outlook, at that time. Information on these calls can also be found on Redback's website, www.redback.com, under Investor Center.
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About Redback Networks Inc.

Redback Networks enables carriers and service providers to build profitable next-generation metro broadband and optical networks. The Company offers a strong product portfolio that includes industry-leading subscriber management and optical platforms, as well as a comprehensive set of network provisioning and management software. These solutions deliver superior performance and scalability, reduce operational costs, and expedite the management and deployment of new services within metro networks.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 350 carriers and service providers, including major local exchange carriers (LEC), inter-exchange carriers (IXCs) and service providers. For more information, please visit www.redback.com
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Redback is a U.S. Registered Trademark; Subscriber Management System and
SmartEdge are Trademarks of Redback Networks Inc. Other trademarks, service marks, and trade names belong to their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks' expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Specific risks include the following: revenue may vary if we are unable to close pending sales this quarter; loss per share may vary depending on final determination of revenue, quarterly expenses and charges; and our future prospects depend on the development and delivery of products that meet customer requirements. These and other risks relating to Redback Networks' business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-Q, and the other reports filed from time to time with the Securities and Exchange Commission.